UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): July 17, 2014

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 17, 2014, during a Special Meeting of the Board of Directors of Lannett Company, Inc. (the “Corporation”) convened pursuant to Article IX of the Corporation’s Bylaws, the Board of Directors of the Corporation approved an amendment to the Corporation’s Bylaws, effective immediately, to add a new Article XII that provides that if any current or former stockholder of the Corporation or anyone acting on their behalf initiates or asserts any claim or counterclaim, including any derivative action brought by or in the right of the Corporation, or joins, offers substantial assistance to or has a direct financial interest in any claim against the Corporation, including any derivative action brought by or in the right of the Corporation, and such party, or the third party that receives substantial assistance from such party or in whose claim such party has a direct financial interest, does not obtain a judgment on the merits and substantially achieves, in both substance and amount, the full remedy sought in such claim, then such party shall be obligated to reimburse the Corporation for all fees, costs and expenses of any kind or description of the Corporation may incur such claim, including but not limited to reasonable attorneys’ fees and other litigation expenses.  The amendment further provides that the provisions of Article XII shall apply to all actions filed on or after the date of the adoption of Article XII.

The amendment to the Bylaws of the Corporation reflecting this amendment is filed as Exhibit 3.4 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
President and Chief Executive Officer
Date: July 17, 2014